UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 15, 2007

REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     Effective November 15, 2007, Regent Broadcasting, LLC and its parent company, Regent Communications, Inc. (together, the “Company” or “Regent”) and its lenders entered into an amendment to Regent’s existing credit facility. The material terms of the amendment are to exclude from the calculation of Consolidated EBITDA under the Credit Agreement, as defined in the amendment, $599,000 of costs incurred related to the Settlement Agreement dated September 14, 2007, among the Company, Riley Investment Management LLC and its affiliates party thereto, and SMH Capital Inc. and its affiliates party thereto, and in connection with the related “Pending Litigation” (as that term is defined in the Settlement Agreement). The Company anticipates any costs incurred related to this amendment will be immaterial in amount.
     The entire text of Amendment No. 2 to the Credit Agreement is attached hereto as Exhibit 4(a).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit	Description

	4(a)	Amendment No. 2 to the Credit Agreement, dated as of November 15, 2007 among Regent Communications, Inc. and the lenders identified therein (excluding schedules and exhibits not deemed material)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2007	REGENT COMMUNICATIONS, INC.
	By:	/s/ ANTHONY A. VASCONCELLOS
Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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